Exhibit 5.1

FORM OF LEGAL OPINION

_____________, 2012

Board of Directors

Oxamedia Corporation

55 S.E. 2nd Ave.

Delray Beach, Florida 33444

Re:

Oxamedia Corporation

Registration Statement on Form S-1

Gentlemen:

Oxamedia Corporation (the “Company”) has requested that we render the opinion set forth in this letter in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to (i) the registration and issuance of a maximum of 800,000 shares (the “New Shares”) of common stock, par value $.001 per share, being offered by the Company; and (ii) the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 1,825,000 shares (“Resale Shares”) of common stock, par value $.001 per share.

In rendering this opinion, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that (i) the New Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable; and (ii) the Resale Shares are legally issued, fully paid, and non-assessable.

 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

David M. Bovi, P.A.